Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

InterCloud Systems, Inc.

Shrewsbury, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement of our report dated July 1, 2013, relating to the combined financial statements of AW Solutions, Inc. and its Affiliated Company, which is contained in the Company’s Form 8-K/A filed on July 1, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

December 11, 2014